Exhibit 16.01

MICHAEL T. STUDER CPA P.C.

111 West Sunrise Highway, Second Floor East

Freeport, N.Y. 11520

Phone: (516) 378-1000

December 9, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated December 8, 2022 of IA Energy Corp. and are in agreement with the statements contained therein relating to Michael T. Studer CPA P.C.

Very truly yours,

/s/ Michael T. Studer
Michael T. Studer
President

cc: IA Energy Corp.